UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2024 (January 5, 2024)

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Volcon, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3121 Eagles Nest Street, Suite 120

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VLCN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule.

On July 5, 2023, Volcon, Inc. (the “Company”) was notified by the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) that the market value of its listed securities had been below the minimum $35,000,000 required for continued listing as set forth in Listing Rule 5550(b)(2) (the “Rule”) for the previous 30 consecutive trading days. In accordance with Listing Rule 5810(c)(3)(C), the Company was provided 180 calendar days, or until January 2, 2024, to regain compliance with the Rule. As the Company has not regained compliance with the Rule, on January 4, 2024, the Staff notified the Company that the above matter serves as a basis for delisting the Company’s securities from The Nasdaq Stock Market, in addition to the share price deficiencies previously disclosed by the Company.

The notification does not have any immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market. The Company previously submitted a hearing request to Nasdaq’s Hearings Department, and the Company’s hearing is scheduled for March 26, 2024. At that hearing, the Nasdaq Hearings Panel will consider the above deficiencies and the Company’s plan of compliance.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcon, Inc.
(Registrant)

Date: January 5, 2024	/s/ Greg Endo
Greg Endo Chief Financial Officer

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